Exhibit 10.1

MUTUAL TERMINATION AGREEMENT

This Mutual Termination Agreement (this “Agreement”) is made and entered into as of May 20, 2021 (the “Effective Date”), by and between Athens Commons, LLC, a Kentucky limited liability company (“Landlord”), and VBH Kentucky Inc., a Nevada corporation (“Tenant”). Each of Landlord and Tenant may be referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS, Landlord and Tenant are parties to a Commercial Lease, dated January 14, 2021 (the “Commencement Date”), pursuant to a Lease Assignment, dated March 19, 2021 (collectively, the “Lease”), in respect of the property generally known as 5532 Athens Boonesboro Road, Fayette County, Kentucky (the “Premises”).

WHEREAS, Section 4 of the Lease provides that, if Tenant is unable to obtain government and municipal permits and licenses to operate a detoxification facility upon the Premises or determines that it is doubtful that they will be issued within six (6) months from the Commencement Date, Tenant can elect to cancel and terminate the Lease.

WHEREAS, Section 4 of the Lease also provides that Tenant and Landlord agree to share equally in any cost incurred in conjunction with obtaining the zoning variance and/or rezoning required to operate the facility from the Effective Date, up to a total cost of $40,000 (the “Entitlements Costs”).

WHEREAS, Tenant has expended significant funds and performed significant due diligence about the timing and likelihood of obtaining such necessary entitlements and determined that it would not be able to obtain relief from the current zoning restrictions within six (6) months from the Commencement Date or from the Effective Date.

WHEREAS, the Parties have agreed to terminate the Lease with an effective date of June 14, 2021 (the “Termination Date”), which is the date that is six (6) months from the Commencement Date, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.       Recitals. The foregoing recitals are substantive and integral provisions of this Agreement and are incorporated herein as if restated below in their entirety.

2.       Outstanding Matters. The Parties agree that: (i) Tenant shall pay (A) all outstanding utilities expenses for which it has been invoiced prior to the Effective Date and (B) all rents due and owing through the Termination Date; and (ii) Tenant shall waive its right to pro rata reimbursement from Landlord of all Entitlements Costs that have been incurred by Tenant through and including the Termination Date. No other payments shall be due or owing by either Party to the other Party under the Lease after the Termination Date, except as aforesaid.

3.       Termination. Except as expressly provided in the Lease, each Party agrees that the Lease shall be terminated in its entirety as of the Termination Date.

Mutual Termination Agreement

4.       Other Agreements Not Affected. No agreement executed by, between, or among any Party or Parties to this Agreement other than the Lease shall be affected by the terms and conditions of this Agreement unless expressly referred to herein.

5.       Independent Counsel. Each Party has had a full and complete opportunity to consult with legal counsel or other advisers of its own choosing concerning the terms, enforceability, and implications of this Agreement, and no Party has made any representations or warranties to the other Party concerning the terms, enforceability, and implications of this Agreement other than as reflected in this Agreement.

6.       Miscellaneous. Each Party to this Agreement agrees that: (i) this Agreement shall be binding upon and inure to the benefit of the Parties, their respective heirs, devisees, executors, administrators, personal representatives, successors, trustees, receivers, and assigns; (ii) all covenants, warranties, representations, and indemnities herein shall survive this Agreement; (iii) this Agreement shall be governed by the laws of the State of Kentucky, except with respect to the conflicts of law provisions thereof; and (iv) this Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed and delivered this Mutual Termination Agreement as of the Effective Date.

“LANDLORD” Athens Commons, LLC		“TENANT” VBH Kentucky Inc.

By:	/s/ Scott Reed	By:	/s/ Samuel Kesaris
Name:	Scott Reed	Name:	Samuel Kesaris
Title:	Manager	Title:	President